EXHIBIT 99.1

Terra Tech Launches New Line of Pre-filled Cannabis Oil Cartridges

First order of 10,000 cartridges already shipped

NEWPORT BEACH, Ca. – April 5, 2016 – Terra Tech Corp (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated, cannabis-focused agriculture company, today announced that it has launched a new line of pre-filled, IVXX-branded medical cannabis cartridges. An initial order for approximately $170,000, or 10,000 units, has been received from one of Terra Tech's distributors. This is the first of multiple cartridge lines, each containing varying percentages of cannabinoids, to be launched over the next four months.

The cannabis oil cartridges will offer a variety of cannabis strains of varying potencies in easy-to-use, convenient cartridges designed for use in vaporizers. Made from local, sustainably grown cannabis that has been cleanly extracted using a supercritical CO2 method, the oil is lab-formulated for consistency, and lab-tested for purity and potency. Terra Tech manufactures the pre-filled cartridges at its IVXX Extraction Lab, and will distribute them via its existing distribution network and retail locations.

Derek Peterson, CEO of Terra Tech, commented, "There is a demand for pre-filled vaporizer cartridges among medical cannabis patients who value easy-to-use convenience items. We are already seeing a positive initial response to this product and shipped our first order of 10,000 units to one of our distributors. Our cartridges are the latest addition to our IVXX-branded portfolio of finest-grade cannabis products and are refined to our exact micro-specifications to ensure the highest-quality experience for patients. The cartridge lines will be offered in Indica, Sativa and Hybrid strains and at a variety of different THC purity levels so that patients can access the most appropriate medicine for their individual ailments."

About Terra Tech

Terra Tech Corp. (TRTC), through its wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. TRTC, through its wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. The Company's MediFarm LLC subsidiaries are focused on medical cannabis businesses throughout Nevada. IVXX LLC is a wholly-owned subsidiary that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to : (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak") into the Company's operations, (ii) the product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, and, if and when the merger of Black Oak closes, the business of Black Oak if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com